Exhibit 1.01

CONFLICT MINERALS REPORT OF
Harsco Corporation
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2015

I.	Introduction
This is the Conflict Minerals1 Report of Harsco Corporation (“we,” “our,” “us,” “Harsco,” or the “Company”) prepared for calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.
In accordance with Rule 13p-1, we undertook efforts to determine the content and source of the minerals within our products. We designed our efforts in conformity with the internationally recognized due diligence framework put forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.
The statements below are based on the activities performed to date and in good faith by Harsco and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II.	Overview
Company Profile
Harsco is a diversified, multinational provider of industrial services and engineered products serving global industries that are fundamental to worldwide economic growth and infrastructure development. Harsco has locations in approximately 30 countries, including the United States.
Harsco is subject to this rule as we have determined that, during 2015, conflict minerals were likely necessary to the functionality or production of products Harsco manufactured or contracted to manufacture. Harsco, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, and we conduct no purchasing activities directly in the covered countries.

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
2 OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing. http://dx.doi.org/10.1787/9789264185050-en

Exhibit 1.01

Reasonable Country of Origin Inquiry Information
We began our reasonable country of origin inquiry (“RCOI”) by identifying product categories and consumables that may contain conflict minerals. Initial product categories and consumables within this scope included fittings, paint, motors, coatings, air motors, admiralty brass, pipes, welding wire, wire, electrical fittings, lubricants, glass, bushings, electronics, cables, steel parts, fabricated parts, machine parts, castings, hydraulic parts, bearings, power transmissions and tubular parts. Using information derived from Harsco’s procurement systems, supplemented by information supplied by personnel in Harsco’s divisional supply chain, we produced a list of direct suppliers of components and raw materials that may contain conflict minerals. We then conducted a good faith RCOI to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources. Our RCOI process included conducting an inquiry of our direct suppliers using the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). We sent reminders to those suppliers that did not respond to our request to complete a CMRT. Based on the results of our RCOI which indicated sourcing from the covered countries, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD framework. Our due diligence efforts are discussed further in this Conflict Minerals Report.
Harsco’s operations fall into three reportable segments: Harsco Metals & Minerals, Harsco Industrial and Harsco Rail.
Due Diligence Program Design
We designed our conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:
Step 1:     Establish strong company management systems
Step 2:     Identify and assess risks in the supply chain
Step 3:     Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:     Report annually on supply chain due diligence.

III.	Due Diligence Measures Performed by Harsco
The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.
Step 1: Establish strong company management systems

a.
Conflict minerals team - We established a conflict minerals team that includes individuals from the appropriate business units and departments, including compliance, finance, procurement, sales, engineering, and legal. The team was structured to include the involvement from those in management roles to ensure critical information, including Harsco’s conflict minerals policy reached relevant employees and suppliers. We also engaged Crowe Horwath, an international accounting and consulting firm, to assist us with our compliance efforts.

b.
Conflict minerals policy - We adopted and published a policy highlighting our commitment to complying with the reporting and due diligence obligations required by the SEC rule and our expectations from our suppliers. The policy resides on our corporate website (http://www.harsco.com/about-us/safety-and-environment.aspx). It is reviewed annually and will be updated, if necessary.

c.	Internal engagement - We developed a training program for internal use to educate relevant employees on our conflict minerals program and reporting obligations.

d.
Supplier engagement - We communicated our conflict minerals policy and provided educational materials to our queried suppliers. Suppliers were provided information on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program.

e.
Company level grievance mechanism - As recommended by the OECD Due Diligence Guidance, Harsco has established a grievance mechanism as a risk-awareness system for conflict minerals issues. Stakeholders can communicate directly and confidentially with our compliance officer.

Exhibit 1.01

f.	Records management - We maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines of five years.
Step 2: Identify and assess risks in the supply chain
We performed the following steps as part of our risk assessment process:

a.
Identified products in scope - Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release.

b.
Conducted RCOI - We utilized the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide material and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.

c.
Completed additional follow-up - We contacted direct suppliers that did not respond to our request for conflict minerals information by the requested date. We also worked to clarify and validate the information provided by our suppliers.

d.	Identified smelters or refiners (“SORs”) - We compiled a list of SORs in our supply chain using our supplier’s responses in their CMRTs.
Step 3: Design and implement a strategy to respond to identified risks
We performed the following steps as part of our risk management plan:

a.
Designed and implemented a plan - We used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT, as well as any additional documentation furnished to support those responses and the suppliers’ due diligence processes. The resulting risk ratings will be used to develop specific supplier outreach and training to address the identified risks and to take corrective actions with suppliers found not in compliance with Harsco’s conflict minerals policy.

b.
Verified SORs - As part of the risk mitigation process, we reconciled the list of SORs collected from suppliers to the list of smelter facilities identified by the CFSI’s Conflict-Free Smelter Program.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
Harsco relied on published lists from CFSI, London Bullion Market Association (“LBMA”) and Responsible Jewelry Council (“RJC”) to confirm the existence and verify the conflict-free status of SORs identified during our due diligence.
Step 5: Report annually on supply chain due diligence
Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at http://www.harsco.com/about-us/safety-and-environment.aspx.

IV.	Product Description; Processing Facilities
Product Description - Harsco’s operations fall into three reportable segments: Harsco Metals & Minerals, Harsco Industrial and Harsco Rail.
Harsco Metals & Minerals Segment
The Harsco Metals & Minerals Segment is one of the world's largest providers of on-site services of material logistics, product quality improvement and resource recovery for iron, steel and metals manufacturing. The Minerals business extracts high-value metallic content from stainless steel by-products and also specializes in the development of minerals technologies for commercial applications, including agriculture fertilizers. The Minerals business also produces industrial abrasives and roofing granules from power-plant utility coal slag at a number of locations throughout the U.S. Harsco Minerals' BLACK BEAUTY® abrasives are used for industrial surface preparation, such as rust removal

Exhibit 1.01

and cleaning of bridges, ship hulls and various structures. Roofing granules are sold to residential roofing shingle manufacturers in the U.S., primarily for the replacement roofing market. This business is one of the largest U.S. producers of slag abrasives and residential roofing granules.
Harsco Industrial
The Harsco Industrial Segment includes the Harsco Industrial Air-X-Changers, Harsco Industrial IKG and Harsco Industrial Patterson-Kelley businesses.
Harsco Industrial Air-X-Changers is a leading supplier of custom-engineered and manufactured air-cooled heat exchangers for the natural gas, natural gas processing and petrochemical industries in the U.S. Harsco Industrial Air-X-Changers' heat exchangers are the primary apparatus used to condition natural gas during recovery, compression and transportation from underground reserves through the major pipeline distribution channels.
Harsco Industrial IKG manufactures a varied line of industrial grating products at several plants in the U.S. and international plants located in Mexico and China. These products include a full range of metal bar grating configurations, which are used mainly in industrial flooring, as well as safety and security applications in the energy, paper, chemical, refining and processing industries. Harsco Industrial IKG recently introduced GrateGuardTM, a fencing solution for first-line physical security.
Harsco Industrial Patterson-Kelley is a leading manufacturer of energy-efficient heat transfer products such as boilers and water heaters for commercial and institutional applications.
Harsco Rail
The Harsco Rail Segment is a global provider of equipment, after-market parts and services for the maintenance, repair and construction of railway track. The Segment's equipment and services support private and government-owned railroads and urban transit systems worldwide.
Processing Facilities - Based on our due diligence process and the information received from our suppliers, the following facilities were identified by our suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by Harsco in the year ended. The information from our suppliers is still evolving and may contain company level declarations. As such, this smelter list is presented in good faith as the best information we have to date. This list may contain smelters that are not in our supply chain and there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from CFSI, LBMA, and RJC improves.

Metal	Standard Smelter Names	Country	Conflict-Free Status
Gold	Advanced Chemical Company	UNITED STATES	Not Determined
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conflict-Free
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Not Determined
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Not Determined
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Not Determined
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conflict-Free
Gold	Argor-Heraeus SA	SWITZERLAND	Conflict-Free
Gold	Asahi Pretec Corporation	JAPAN	Conflict-Free
Gold	Asahi Refining Canada Limited	CANADA	Conflict-Free
Gold	Asahi Refining USA Inc.	UNITED STATES	Conflict-Free
Gold	Asaka Riken Co., Ltd.	JAPAN	Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Determined

Exhibit 1.01

Gold	Aurubis AG	GERMANY	Conflict-Free
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conflict-Free
Gold	Bauer Walser AG	GERMANY	Not Determined
Gold	Boliden AB	SWEDEN	Conflict-Free
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict-Free
Gold	Caridad	MEXICO	Not Determined
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conflict-Free
Gold	Cendres + Métaux SA	SWITZERLAND	Not Determined
Gold	Chimet S.p.A.	ITALY	Conflict-Free
Gold	Chugai Mining	JAPAN	Not Determined
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Determined
Gold	DODUCO GmbH	GERMANY	Conflict-Free
Gold	Dowa	JAPAN	Conflict-Free
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Not Determined
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conflict-Free
Gold	Elemetal Refining, LLC	UNITED STATES	Conflict-Free
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conflict-Free
Gold	Faggi Enrico S.p.A.	ITALY	Not Determined
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not Determined
Gold	Geib Refining Corporation	UNITED STATES	Not Determined
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Determined
Gold	Guangdong Jinding Gold Limited	CHINA	Not Determined
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Determined
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Determined
Gold	Heimerle + Meule GmbH	GERMANY	Conflict-Free
Gold	Heraeus Ltd. Hong Kong	CHINA	Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict-Free
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Determined
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	Istanbul Gold Refinery	TURKEY	Conflict-Free
Gold	Japan Mint	JAPAN	Conflict-Free
Gold	Jiangxi Copper Company Limited	CHINA	Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict-Free
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict-Free
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Determined
Gold	Kazzinc	KAZAKHSTAN	Conflict-Free
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conflict-Free
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	Not Determined
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conflict-Free
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Not Determined
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not Determined
Gold	Lingbao Gold Company Limited	CHINA	Not Determined

Exhibit 1.01

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Determined
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conflict-Free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Determined
Gold	Materion	UNITED STATES	Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict-Free
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Not Determined
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conflict-Free
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Not Determined
Gold	Metalor Technologies SA	SWITZERLAND	Conflict-Free
Gold	Metalor USA Refining Corporation	UNITED STATES	Conflict-Free
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Conflict-Free
Gold	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-Free
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conflict-Free
Gold	Morris and Watson	NEW ZEALAND	Not Determined
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Conflict-Free
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Determined
Gold	Nihon Material Co., Ltd.	JAPAN	Conflict-Free
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conflict-Free
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Not Determined
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conflict-Free
Gold	PAMP SA	SWITZERLAND	Conflict-Free
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Determined
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict-Free
Gold	PX Précinox SA	SWITZERLAND	Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict-Free
Gold	Republic Metals Corporation	UNITED STATES	Conflict-Free
Gold	Royal Canadian Mint	CANADA	Conflict-Free
Gold	SAAMP	FRANCE	Not Determined
Gold	Sabin Metal Corp.	UNITED STATES	Not Determined
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Not Determined
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Determined
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Not Determined
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Conflict-Free
Gold	SEMPSA Joyería Platería SA	SPAIN	Conflict-Free
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Determined
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conflict-Free
Gold	Singway Technology Co., Ltd.	TAIWAN	Conflict-Free
Gold	So Accurate Group, Inc.	UNITED STATES	Not Determined
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conflict-Free

Exhibit 1.01

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict-Free
Gold	T.C.A S.p.A	ITALY	Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict-Free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conflict-Free
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Determined
Gold	Tony Goetz NV	BELGIUM	Not Determined
Gold	Torecom	KOREA, REPUBLIC OF	Not Determined
Gold	Umicore Brasil Ltda.	BRAZIL	Conflict-Free
Gold	Umicore Precious Metals Thailand	THAILAND	Conflict-Free
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Conflict-Free
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conflict-Free
Gold	Valcambi SA	SWITZERLAND	Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conflict-Free
Gold	WIELAND Edelmetalle GmbH	GERMANY	Not Determined
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conflict-Free
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conflict-Free
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Determined
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conflict-Free
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Conflict-Free
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Not Determined
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict-Free
Tantalum	D Block Metals, LLC	UNITED STATES	Conflict-Free
Tantalum	Duoluoshan	CHINA	Conflict-Free
Tantalum	E.S.R. Electronics	UNITED STATES	Not Determined
Tantalum	Exotech Inc.	UNITED STATES	Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict-Free
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conflict-Free
Tantalum	Global Advanced Metals Aizu	JAPAN	Conflict-Free
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict-Free
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Not Determined
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict-Free
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Conflict-Free
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict-Free
Tantalum	H.C. Starck Inc.	UNITED STATES	Conflict-Free
Tantalum	H.C. Starck Ltd.	JAPAN	Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict-Free
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Conflict-Free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict-Free

Exhibit 1.01

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Tantalum	KEMET Blue Metals	MEXICO	Conflict-Free
Tantalum	KEMET Blue Powder	UNITED STATES	Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conflict-Free
Tantalum	LSM Brasil S.A.	BRAZIL	Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict-Free
Tantalum	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tantalum	Mitsui Mining & Smelting	JAPAN	Conflict-Free
Tantalum	Molycorp Silmet A.S.	ESTONIA	Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict-Free
Tantalum	Plansee SE Liezen	AUSTRIA	Conflict-Free
Tantalum	Plansee SE Reutte	AUSTRIA	Conflict-Free
Tantalum	QuantumClean	UNITED STATES	Conflict-Free
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict-Free
Tantalum	Taki Chemicals	JAPAN	Conflict-Free
Tantalum	Telex Metals	UNITED STATES	Conflict-Free
Tantalum	Tranzact, Inc.	UNITED STATES	Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict-Free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict-Free
Tantalum	Zhuzhou Cemented Carbide	CHINA	Conflict-Free
Tin	Alpha	UNITED STATES	Conflict-Free
Tin	An Thai Minerals Company Limited	VIETNAM	Not Determined
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Not Determined
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	Not Determined
Tin	China Tin Group Co., Ltd.	CHINA	Conflict-Free
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Determined
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conflict-Free
Tin	CV Ayi Jaya	INDONESIA	Conflict-Free
Tin	CV Dua Sekawan	INDONESIA	Not Determined
Tin	CV Gita Pesona	INDONESIA	Conflict-Free
Tin	CV Serumpun Sebalai	INDONESIA	Conflict-Free
Tin	CV Tiga Sekawan	INDONESIA	Not Determined
Tin	CV United Smelting	INDONESIA	Conflict-Free
Tin	CV Venus Inti Perkasa	INDONESIA	Conflict-Free
Tin	Dowa	JAPAN	Conflict-Free
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Not Determined
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Conflict-Free
Tin	EM Vinto	BOLIVIA	Conflict-Free
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Determined
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Not Determined
Tin	Fenix Metals	POLAND	Conflict-Free
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Not Determined
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not Determined
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict-Free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Not Determined

Exhibit 1.01

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Determined
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Not Determined
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Not Determined
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Determined
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conflict-Free
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Not Determined
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict-Free
Tin	Melt Metais e Ligas S/A	BRAZIL	Conflict-Free
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Not Determined
Tin	Metallic Resources, Inc.	UNITED STATES	Conflict-Free
Tin	Metallo-Chimique N.V.	BELGIUM	Conflict-Free
Tin	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tin	Minsur	PERU	Conflict-Free
Tin	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Not Determined
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Not Determined
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conflict-Free
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conflict-Free
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conflict-Free
Tin	Phoenix Metal Ltd.	RWANDA	Not Determined
Tin	PT Alam Lestari Kencana	INDONESIA	Not Determined
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conflict-Free
Tin	PT Artha Cipta Langgeng	INDONESIA	Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict-Free
Tin	PT Babel Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Bangka Kudai Tin	INDONESIA	Not Determined
Tin	PT Bangka Prima Tin	INDONESIA	Conflict-Free
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Not Determined
Tin	PT Bangka Tin Industry	INDONESIA	Conflict-Free
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conflict-Free
Tin	PT BilliTin Makmur Lestari	INDONESIA	Conflict-Free
Tin	PT Bukit Timah	INDONESIA	Conflict-Free
Tin	PT Cipta Persada Mulia	INDONESIA	Conflict-Free
Tin	PT DS Jaya Abadi	INDONESIA	Conflict-Free
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict-Free
Tin	PT Fang Di MulTindo	INDONESIA	Not Determined
Tin	PT Inti Stania Prima	INDONESIA	Conflict-Free
Tin	PT Justindo	INDONESIA	Conflict-Free
Tin	PT Karimun Mining	INDONESIA	Not Determined
Tin	PT Kijang Jaya Mandiri	INDONESIA	Not Determined
Tin	PT Mitra Stania Prima	INDONESIA	Conflict-Free
Tin	PT Panca Mega Persada	INDONESIA	Conflict-Free
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Not Determined
Tin	PT Prima Timah Utama	INDONESIA	Conflict-Free
Tin	PT Refined Bangka Tin	INDONESIA	Conflict-Free
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict-Free
Tin	PT Seirama Tin Investment	INDONESIA	Not Determined
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict-Free

Exhibit 1.01

Tin	PT Sukses Inti Makmur	INDONESIA	Conflict-Free
Tin	PT Sumber Jaya Indah	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conflict-Free
Tin	PT Tinindo Inter Nusa	INDONESIA	Conflict-Free
Tin	PT Tirus Putra Mandiri	INDONESIA	Not Determined
Tin	PT Tommy Utama	INDONESIA	Conflict-Free
Tin	PT Wahana Perkit Jaya	INDONESIA	Conflict-Free
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Conflict-Free
Tin	Rui Da Hung	TAIWAN	Conflict-Free
Tin	Soft Metais Ltda.	BRAZIL	Conflict-Free
Tin	Thaisarco	THAILAND	Conflict-Free
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Not Determined
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Conflict-Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conflict-Free
Tungsten	ACL Metais Eireli	BRAZIL	Not Determined
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Not Determined
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Not Determined
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Not Determined
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	H.C. Starck GmbH	GERMANY	Conflict-Free
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-Free
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Not Determined
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Not Determined

Exhibit 1.01

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Not Determined
Tungsten	Kennametal Fallon	UNITED STATES	Not Determined
Tungsten	Kennametal Huntsville	UNITED STATES	Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Not Determined
Tungsten	Niagara Refining LLC	UNITED STATES	Conflict-Free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Conflict-Free
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Conflict-Free
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Not Determined
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	Not Determined
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Not Determined
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Conflict-Free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conflict-Free
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Not Determined
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Not Determined
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conflict-Free

V.	Future Due Diligence
We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally available on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to those above, we will undertake the following steps during the next compliance period:

•	Continue to collect responses from suppliers using the most recent revision of the CMRT.

•	Engage with suppliers that did not provide a response in 2015 or provided incomplete responses to help with our data collections for 2016.

•	Monitor and track performance of risk mitigation efforts.

•	Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSI.

•	Continue to allow verified conflict-free material from the region to enter our supply chain.

VI.	Independent Private Sector Audit
In accordance with Rule 13p-1 and related guidance, an independent private sector audit of this report was not required for calendar year 2015.

Exhibit 1.01

APPENDIX I - Countries of Origin
The information provided in this Appendix is based on the information collected from Harsco’s suppliers.

Angola	France	Portugal
Argentina	Germany	Republic of Congo
Australia	Guyana	Russia
Austria	Hungary	Rwanda
Belgium	India	Sierra Leone
Bolivia	Indonesia	Singapore
Brazil	Ireland	Slovakia
Burundi	Israel	South Africa
Cambodia	Japan	South Korea
Canada	Kazakhstan	Spain
Central African Republic	Kenya	Suriname
Chile	Laos	Switzerland
China	Luxembourg	Taiwan
Colombia	Madagascar	Tanzania
Côte D'Ivoire	Malaysia	Thailand
Czech Republic	Mongolia	Uganda
Djibouti	Mozambique	United Kingdom
Ecuador	Namibia	United States of America
Egypt	Netherlands	Vietnam
Estonia	Nigeria	Zambia
Ethiopia	Peru